EXHIBIT 10.12
AMENDMENT NO. 2 TO ADVISORY AGREEMENT
     This Amendment No. 2 is made and entered into as of November 8, 2011 and amends the Advisory Agreement dated as of March 17, 2010, as first amended on February 24, 2011 and renewed on July 19, 2011 (the “Advisory Agreement”), by and among NorthStar Real Estate Income Trust, Inc., a Maryland corporation (the “Company”), NorthStar Real Estate Income Trust Operating Partnership, LP, a Delaware limited partnership (the “Operating Partnership”), NS Real Estate Income Trust Advisor, LLC (the “Advisor”) and NorthStar Realty Finance Corp., a Maryland corporation (the “Sponsor”). Capitalized terms used but not defined herein shall have the meanings set forth in the Advisory Agreement.
     WHEREAS, each of the Company, the Operating Partnership, the Advisor and the Sponsor desires to amend the Advisory Agreement.
     NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound hereby, each of the Company, the Operating Partnership, the Advisor and the Sponsor agree as follows:
     1. Article 1 of the Advisory Agreement is hereby amended by inserting the following definition:
Prospectus means the Company’s final prospectus for any public offering within the meaning of Section 2(10) of the Securities Act of 1933, as amended.
     2. Section 12.03 of the Advisory Agreement is hereby superseded and replaced in its entirety by the following:
     12.03 Investment Opportunities and Allocation. The Advisor shall be required to use commercially reasonable efforts to present a continuing and suitable investment program to the Company that is consistent with the investment policies and objectives of the Company, but neither the Advisor nor any Affiliate of the Advisor shall be obligated generally to present any particular Investment opportunity to the Company even if the opportunity is of a character that, if presented to the Company, could be taken by the Company. In the event an Investment opportunity is identified, the allocation procedures set forth under the caption “Conflicts of Interest—Allocation of Investment Opportunities” in any Prospectus (as it may be amended or supplemented from time to time) shall govern the allocation of the opportunity among the Company, NorthStar, NorthStar’s Affiliates and any investment vehicles sponsored or managed by NorthStar.
     3. Except to the extent amended hereby, the provisions of the Advisory Agreement shall remain unmodified, and the Advisory Agreement, as amended by this Amendment No. 2, shall remain in full force and effect in accordance with its terms.
     4. This Amendment No. 2 may be executed simultaneously in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, the parties hereto have executed this Amendment No. 2 to the Advisory Agreement as of the date and year first above written.

NorthStar Real Estate Income Trust, Inc.

By:	/s/ Daniel R. Gilbert

Name:	Daniel R. Gilbert
Title:	President and Chief Investment Officer

NorthStar Real Estate Income Trust Operating Partnership, LP

By:	NorthStar Real Estate Income Trust, Inc.,
its General Partner

	By:	/s/ Daniel R. Gilbert

	Name:	Daniel R. Gilbert
	Title:	President and Chief Investment Officer

NS Real Estate Income Trust Advisor, LLC

By:	NRFC Sub-REIT Corp.,
its sole member

	By:	/s/ Daniel R. Gilbert

	Name:	Daniel R. Gilbert
	Title:	President and Chief Investment Officer

NorthStar Realty Finance Corp.

By:	/s/ Daniel R. Gilbert

Name:	Daniel R. Gilbert
Title:	Co-President and Chief Investment Officer